ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20090559264-12
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/21/2009 8:20 AM
	Entity Number E0386662009-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Prime Estates & Developments, Inc.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: Name

☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below)

Corporate Administrative Services, Inc.
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
1955 Baring Blvd	Sparks	Nevada	89434

Mailing Address (if different from street address)	City		Zip Code
1955 Baring Blvd	Sparks	Nevada	89434

3. Authorized Stock: (number of shares corporation is authorized to issue)

200,000,000 common
100,000,000 preferred

Number of shares with par value: 300,000,000 Par value per share: $ .001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Daniela Peterson
Name
1955 Baring Blvd — Sparks — NV — 89434
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To engage in any lawful activity

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Daniela Peterson
Name

X Daniela Peterson
Incorporator Signature

1955 Baring Blvd — Sparks — NV — 89434
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Daniela Peterson — 7/21/09
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.